Exhibit 99.1

For Immediate Release

Damon Inc. Issues CEO Letter Providing Business Update and Outlining Production Roadmap

SAN RAFAEL, Calif., Nov. 25, 2024 /– Damon Inc. (Nasdaq: DMN) (“Damon” or the “Company”), maker of advanced electric motorcycles, today announced the release of a letter from its Chief Executive Officer, Jay Giraud, providing an update on the Company’s development progress, funding challenges, and planned roadmap to production.

Business Highlights

The Company has achieved the following milestones in its development efforts:

●	Over 3,000 refundable reservations for its electric motorcycles, representing a potential revenue opportunity of approximately $100 million, contingent upon the successful conversion of these refundable pre-orders into confirmed sales.

●	16 issued patents and 22 pending patent applications covering proprietary electric vehicle technologies, including the HyperDrive™ powertrain and CoPilot™ safety system.

●	Progress in vehicle mechanics and power electronics, both reported as 90% complete, and 70% completion of battery system development.

These achievements are significant steps forward but remain subject to risks, including the availability of sufficient financing to execute the Company’s plans.

PRODUCTION ROADMAP

Subject to securing adequate funding, the Company intends to transition from development to production as follows:

●	Late-Stage Engineering (2024–2025): Finalize mechanical and electrical systems, complete battery system development, and validate all key components.

●	Pre-Production (Target Completion: Q4 2025): Build and test pre-production prototypes to validate designs, regulatory compliance, and tooling readiness.

●	Production and Commercialization (Target Start: 2026): Establish a manufacturing facility in its current HQ in San Rafael, California, and commence production, subject to capital availability and successful completion of all regulatory requirements

POWERHOUSE PARTNERSHIPS:

●	Backed by global titans: Fukuta Motors, NXP Semiconductor, Molicel and others TBA

●	New California assembly facility situated in San Rafael

●	Merger with Grafiti Holdings completed

Dear Damon shareholders, supporters, reservation holders and enthusiasts,

I am deeply grateful for your steadfast support and dedication over the past two and half years – a period that has proven challenging for us all. Your belief in our mission has been a cornerstone of our perseverance during a time when many early-stage startups struggled to survive. You deserve a transparent account of the journey we have endured together and an understanding of the hurdles that has led us to where we are now, starting with a roadmap of what we need to do to get to production.

Path To Production, Explained

Currently with 15 in-house engineers, we are leveraging a combination of our employees alongside key subcontractors and external experts to advance development. Late-stage engineering is mostly complete, with vehicle mechanics 90% finalized. Power electronics are also 90% complete, with ongoing validation and the integration of key features. Similarly, mechanical and cooling systems are 90% complete, while the battery system is 70% complete, with efforts focused on the development of the cell interconnect system.

With adequate funding, the project is expected to progress to the pre-production stage,

starting with validation and design confirmation, where we’ll aim to make a run of pre-production prototypes and test them against our design requirements and regulations to confirm the designs before we release to tooling. Ordering all the tools to make our first run of parts from will be the next big milestone, subject to our ability to raise sufficient capital to make this substantial investment. This pre-production phase has an estimated completion of late 2025. The Production & Commercialization Stage is expected to occur in parallel, focusing on the establishment of the final assembly and test facility at our HQ in San Rafael, CA, along with the development of distribution and delivery infrastructure. This stage is expected to conclude in 2026 and pending additional capital to achieve, serial production can then begin.

Commercial production is expected to commence after passing various internal and external tests and undergoing a self-certification process required for US-bound vehicle homologation. These tests include: the completion of Damon’s ride quality and long-term durability testing, completion of FCC Title 47 certification for the onboard charger, completion of UN 38.3 battery testing, completion of Damon’s internal battery testing, extreme temperature operation verification, brake testing per FMVSS, and an internal and external review of FMVSS compliance with our engineering subcontractor.

What Led Us Here

In the spring of 2022, Damon successfully raised a US$26M Series B financing, which marked the beginning of our efforts to raise a Series C round with the assistance of two major banks. This funding was intended to kickstart production. However, following the volatile SPAC era, the financial landscape shifted dramatically. The bursting of this bubble led to a severe downturn in the markets, and our efforts to secure a Series C production financing were unsuccessful. Despite these circumstances, the company was able to bridge itself with the support of various investors - enough to cover essential costs, having significantly reduced expenses across the board.

Navigating Funding Challenges

Since early 2022, inflation rates grew to reach 40-year highs, the highest level since 1981. Simultaneously. interest rates reached 20-year highs, rocking the financial markets and virtually wiping out risk capital for private companies, especially for pre-revenue startups in the capital-intensive automotive sector. Because of this, pre-revenue electric vehicle company valuations fell by an average 85%, and very few survived. Damon is an anomaly that persevered, despite how little risk capital had been available to fund the company’s path to production. As previously noted, the company had undertaken multiple cost-cutting measures across all areas to navigate through these challenging past two years. These necessary reductions have regrettably led to significant delays. The journey has been far from easy, but these tough decisions were essential to ensure our continued operation and future success.

Nevertheless, we have persevered - a testament to everyone’s faith and resilience when compared to many high-tech automotive startups that did not survive. And now that we are on the Nasdaq, the dream of reinventing motorcycling is far from over.

Going Public

After all this, it became evident that transitioning to the public markets was the best viable route to secure the necessary funding for production. In October 2023, we signed a merger agreement with Grafiti Holdings. Why did we choose Grafiti? It was the best merger partner we identified, possessing the ability to provide us with bridge financing and additional funding sources to help fund our Nasdaq preparation efforts and the benefit of no debt or liabilities.

During the 13-months it took to complete the merger and secure our Nasdaq listing, we faced what oftentimes seemed like insurmountable challenges. These included maintaining essential operations, keeping the remaining staff onboard, and managing increasing costs associated with going public. Additionally, we had to navigate the arduous, tax, audit and public listing requirements of both Canada and the US. These demands impacted our ability to fund production preparations, which are costly, thus extending our timeline to production.

Fast forward to now, and we achieved the goal of getting listed on the Nasdaq. Now, as a public company, we hope to gain access to the additional capital we need to fund our path to production. And this is why we need your continuing faith, your support and your confidence in us. Because we still have a lot of work ahead of us.

Additional Highlights About Damon

●	We boast an exceptional team with proven experience across the EV, motorcycle and tech sectors.

●	Our tech is backed by 16 patents and 22 patent applications in cutting edge technologies across aspects of the Damon HyperDrive, CoPilot collision warning system, Shift active ergonomics, and more.

●	While our book of reservations are refundable (a point that is important to emphasize), there are more than 3,000 reservations representing more than $100M in future revenue potential. This is a significant milestone that validates the market demand for Damon’s products, and we are incredibly eager to fulfill these orders.[1]

●	The diversity of our customers is truly remarkable. They span all walks of life and the entire political spectrum, unified by their intense desire for our products. I have had the privilege of speaking with many of them personally. They’re the new generation, hungry for innovative solutions that address real challenges in their daily motorcycle commute. They represent the future of motorcycling.

●	The product is real. And it’s every bit as good as the performance metrics say it is. I’ve ridden it several times myself and I want nothing more than for everyone to experience a Damon HyperSport. It’s truly a game changer for the ages.

●	We are supported by a world class supply chain, partnering with industry leaders like Fukuta Motors, NXP Semiconductor, Molicel batteries, Sinbon Electronics and other eminent companies that will be announced in the weeks to come. These partners are committed to our vision and are equipped to deliver exceptional proprietary components that distinguish Damon’s products.

●	We have an R&D center and assembly facility that we will be setting up for early production in San Rafael, CA, close to our largest base of reservation holders.

For more information about our business, visit:

https://www.sec.gov/Archives/edgar/data/2000640/000121390024099365/ea022140801ex99-6_damon.htm

About Damon

Damon is on a mission to cause a paradigm shift for safer, smarter motorcycling. With its development offices in San Rafael, California, Damon is led by entrepreneurs and executives from world-class EV and technology companies. Anchored by the groundbreaking HyperDrive™ electric powertrain, all Damon motorcycles are set to deliver power and range that exceeds that of gas without the noise, emissions, or maintenance hassles. Damon has captured the attention of the motorcycling world cutting edge designs and innovative safety technologies including CoPilot™ and Shift™, which are attracting a new generation of motorcycle riders. With strong consumer interest in the US and abroad, Damon aims to set the standard for motorcycle safety and sustainability worldwide. For more information, please visit damon.com.

Contact Information:

Investor Relations Contact

HaydenIR

James Carbonara

646.755.7412

James@haydenir.com

FORWARD LOOKING STATEMENTS

This press release contains forward-looking information or forward-looking statements under applicable Canadian and U.S. securities laws (collectively, “forward-looking statements”) that reflect current expectations and projections of Damon about its future development. When used in this press release, forward-looking statements can be identified by the use of words such as “may,” or by such words as “will,” “intend,” “believe,” “estimate,” “consider,” “expect,” “anticipate,” and “objective” and similar expressions or variations of such words. Forward-looking statements are, by their nature, not guarantees of Damon’s future operational or financial performance and are subject to risks and uncertainties and other factors that could cause Damon’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. No representation or warranty is intended with respect to anticipated future results, or that estimates, or projections will be sustained.

Forward-looking statements in this press release include, but are not limited to, statements relating to the timing for Damon’s initiatives, Damon’s ability to secure additional financing, the ability to convert pre-order’s to revenue, the ability of the Damon to achieve its production objectives, the expected performance level of Damon motorcycles, the expected consumer response to Damon’s motorcycles, the estimated demand of Damon motorcycles, and the potential safety ratings of Damon motorcycles.

In developing the forward-looking statements in this press release, we have applied several material assumptions, including the general business and economic conditions of the industries and countries in which Damon operates, and general market conditions. Many risks, uncertainties, and other factors could cause the actual results of Damon to differ materially from the results, performance, achievements, or developments expressed or implied by such forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the following:

●	the risk that Damon may not realize the anticipated benefits of being a publicly traded company, including access to additional capital;

●	the risk that the price of common shares of Damon may decline or be volatile due to a variety of factors, including changes in the highly competitive industries in which Damon operates, variations in performance across competitors, changes in laws, regulations, technologies that may impose additional costs and compliance burdens on Damon’s operations, global supply chain disruptions and shortages, and macro-economic and social environments affecting Damon’s businesses;

●	the risk of potential litigation resulting in the diversion of management’s time and attention and the company’s resources needed to address any such litigation that may arise;

●	the risk that Damon may not be able to complete the stages of development of its products on the timeline projected in this release;

●	the inability to implement Damon’s business plans, forecasts, and other expectations, or identify and realize additional opportunities;

●	the risk that Damon has not achieved sufficient sales and production capacity at a mass-production facility, and Damon and its current and future collaborators may be unable to successfully develop and market Damon’s motorcycles or solutions, or may experience significant delays in doing so;

●	the risk that Damon may never achieve or sustain profitability;

●	the risk that Damon may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

●	the risk of substantial dilution to our shareholders resulting from further equity capital raising;

●	the risk that Damon experiences difficulties in managing its growth and expanding operations;

●	any adverse changes in U.S. or Canadian general economic, business, market, financial, political or legal conditions, including as a consequence of the ongoing uncertainties relating to inflation and interest rates;

●	any inability to successfully and economically manufacture and distribute Damon’s motorcycles at scale;

●	the reliance on key management, including Damon’s Chief Executive Officer, Jay Giraud, and any inability to attract and/or retain key personnel;

●	any inability to raise additional funds to meet its capital requirements and pursue its growth strategy when and in the amounts needed; and

●	any inability to secure adequate insurance coverage or a potential increase in insurance costs.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the press release or as of the date otherwise specifically indicated herein. Due to risks and uncertainties, events may differ materially from current expectations. Damon disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required pursuant to applicable securities law. All forward-looking statements contained in the press release are expressly qualified in their entirety by this cautionary statement.

Additional information about Damon Inc., and the foregoing risks and uncertainties, can be found in our filings with the U.S. Securities and Exchange Commission, including our Form 10 and Form S-1 registration statements and subsequent filings, at www.sec.gov, and our filings with the British Columbia Securities Commission, including our non-offering prospectus filed following our completed business combination and subsequent filings, at www.sedarplus.ca.